UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2016

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2016, Kite Pharma, Inc. (“Kite”) entered into a Research Collaboration and License Agreement (the “Agreement”) with Cell Design Labs, Inc. (“Cell Design Labs”) for the development of next generation chimeric antigen receptor (“CAR”) product candidates that incorporate Cell Design Labs’ molecular “on/off switch” technology.

Under the terms of the Agreement, Cell Design Labs will be responsible for developing the “on/off switches” for Kite’s CAR T cell pipeline. Kite will receive exclusive worldwide rights to develop and commercialize CAR product candidates containing Cell Design Labs’ “on/off switches” directed to certain targets that are associated with acute myeloid leukemia. Kite also has the exclusive option for a pre-defined period to develop and commercialize CAR product candidates containing “on/off switches” directed to certain targets that are associated with B-cell malignancies.

Pursuant to the Agreement, Kite will pay Cell Design Labs a $2.0 million upfront payment and up to an additional $9.0 million of payments during the research and development term to support Cell Design Labs’ research. Kite previously made a $1.0 million equity investment in Cell Design Labs in December 2015 and, in connection with entering into the Agreement, Kite is making an additional equity investment in Cell Design Labs of approximately $6.0 million. Cell Design Labs will be eligible to receive up to $56.5 million in total milestone payments based on the successful completion of research, clinical, regulatory and commercial milestones. Cell Design Labs will also be eligible to receive tiered single digit royalties for sales on a licensed product-by-licensed product and country-by-country basis, until the date on which the licensed product is no longer covered by certain intellectual property rights.

Kite may terminate the Agreement with prior written notice. Either party may also terminate the agreement upon certain insolvency events of the other party, or with written notice upon material breach by the other party, if such breach has not been cured within a defined period of receiving such notice.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement. Kite intends to file a copy of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 2016, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	KITE PHARMA, INC. (Registrant)

	By:	/s/ Paul Jenkinson
	Name:	Paul Jenkinson
	Title:	Chief Financial Officer